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                                                                    EXHIBIT 3.21

                                STATE OF DELAWARE
                                                                          PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF "RADIO ONE OF NORTH CAROLINA, INC." TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM "RADIO ONE OF NORTH CAROLINA, INC." TO " RADIO ONE OF NORTH CAROLINA, LLC", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2001, AT 9 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2001.

                            [SEAL]     /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State

3234231  8100V                            AUTHENTICATION: 1522717

010660162                                           DATE: 12-21-01

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 12/20/2001
                                                          010660162 - 3234231

                                STATE OF DELAWARE
                           CERTIFICATE OF CONVERSION
                              FROM A CORPORATION TO
                          A LIMITED LIABILITY COMPANY
                               PURSUANT TO SECTION
                           266 OF THE DELAWARE GENERAL
                                CORPORATION LAW.

1.) The name of the corporation immediately prior to filing this Certificate is Radio One of North Carolina, Inc.

2.) The date the Certificate of Incorporation was filed on is May 25, 2000.

3.) The original name of the corporation as set forth in the Certificate of Incorporation is Radio One of North Carolina, Inc.

4.) The name of the limited liability company as set forth in the formation is Radio One of North Carolina, LLC.

5.) The conversion has been approved in accordance with the provisions of
Section 266.

6.) This Certificate of Conversion shall be effective on December 31, 2001

                                               Radio One of North Carolina, Inc.

                                               By: /s/ Linda J. Eckard Vilardo
                                                   -----------------------------
                                                   Authorized Officer

                                               Name: LINDA J. ECKARD VILARDO
                                                     Vice President

[ILLEGIBLE]